Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statements (Form S-8 Nos. 333-170211, 333-179810, 333-186065, 333-193437, 333-201678, 333-209157, 333-215746, 333-222696, 333-229368 and 333-236061) pertaining to the Pacific Biosciences of California, Inc. 2010 Equity Incentive Plan,  Pacific Biosciences of California, Inc. 2010 Employee Stock Purchase Plan, Pacific Biosciences of California, Inc. 2010 Outside Director Equity Incentive Plan, and Pacific Biosciences of California, Inc. 2005 Stock Plan of our reports dated February 28, 2020, with respect to the consolidated financial statements of Pacific Biosciences of California, Inc. and the effectiveness of internal control over financial reporting of Pacific Biosciences of California, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Redwood City, California

August 6, 2020